UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2005 (February 23, 2005)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

The Management Incentive Plan (the “MIP”) of Smurfit-Stone Container Corporation (the “Company”) was adopted by the Company’s Board of Directors and approved by its shareholders in 1996 (a copy of which has been filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995).  Each year, the Compensation Committee of the Board of Directors (the “Committee”) establishes the performance objectives applicable to each participant that will be used to determine the award (expressed as a target percentage of the participant’s annual base salary), if any, payable under the MIP for the relevant plan year.  On February 23, 2005, the Committee determined MIP bonus awards for fiscal 2004 and established MIP performance objectives for fiscal 2005.

MIP Awards for 2004

Based on the percentage achievement of MIP performance objectives for fiscal 2004, the Committee determined the amount of MIP bonus awards to be paid to the Company’s named executive officers for the year ended December 31, 2004, as follows:

Named Executive Officer	Target	Award

Patrick J. Moore, Chairman, President and Chief Executive Officer	100%	$965,000 (96.5% of base salary)

Charles A. Hinrichs, Vice President and Chief Financial Officer	60%	$195,000 (50% of base salary)

William N. Wandmacher, Vice President and General Manager of the Containerboard Mill and Forest Resources Division	40%	$136,865 (28.5% of base salary)

John M. Riconosciuto, Vice President and General Manager of the Consumer Packaging Division	40%	$131,445 (29.2% of base salary)

James P. Davis, Vice President and General Manager of the Corrugated Container Division	40%	$63,801 (13.9% of base salary)

The MIP performance objectives for fiscal 2004 were based on a number of responsibility-specific business area goals for each named executive officer.  Goals for Messrs. Moore and Hinrichs were based on meeting or exceeding budgeted 2004 EBITDA operating results, achievement of certain objectives relating to safety and management of corporate department expenses, as well as individual function-specific objectives and a Committee discretionary component.  Goals for Messrs. Wandmacher, Riconosciuto and Davis were based on corporate cash flow objectives, safety, and other specific financial measures applicable to their respective operating divisions.

MIP Performance Objectives for 2005

The Committee established fiscal 2005 performance objectives for the Company’s named executive officers consistent with the parameters established by the MIP and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Target

Patrick J. Moore, Chairman, President and Chief Executive Officer	100%

Charles A. Hinrichs, Vice President and Chief Financial Officer	60%

Mack C. Jackson, Vice President and General Manager of the Containerboard Mill and Forest Resources Division	60%

John M. Riconosciuto, Vice President and General Manager of the Consumer Packaging Division	60%

James P. Davis, Vice President and General Manager of the Corrugated Container Division	60%

The MIP performance objectives for fiscal 2005 are based on a number of responsibility-specific business area goals for each named executive officer.  Goals for Messrs. Moore and Hinrichs are based on meeting or exceeding budgeted 2005 EBITDA operating results, achievement of certain objectives relating to safety and management of corporate department expenses, as well as individual function-specific objectives.  The Committee may also utilize a discretionary component in determining MIP award eligibility for Messrs. Moore and Hinrichs in 2005.  MIP goals for 2005 for Messrs. Jackson, Riconosciuto and Davis are based on achievement of corporate cash flow objectives, division safety targets, and other specific financial measures applicable to their respective operating divisions.

Actual MIP bonus awards payable for fiscal 2005, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the performance objectives established for each named executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 24, 2005

SMURFIT-STONE CONTAINER CORPORATION

By:	\s\ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Vice President, Secretary, and General Counsel